Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at EnerCom’s 2011 The Oil & Services Conference®

ATLANTA, August 9, 2011 -- RPC Incorporated (NYSE: RES) announced today that it will present at the EnerCom’s 2011 The Oil & Services Conference® in Denver on Wednesday, August 17, 2011 at 10:00 a.m. Eastern Time.

The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recent published financial results.  Management's remarks will be available in real time at http://www.investorcalendar.com/CEPage.asp?ID=165402 and will be archived on RPC’s investor Web site, http://www.rpc.net for a period of 30 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets.  RPC’s investor Web site can be found on the Internet at www.rpc.net.

For more information about RPC, Inc. and/ or this presentation, please contact:

Jim Landers
Vice President, Corporate Finance
404-321-2162
jlanders@rpc.net

Sharon Lennon
Manager, Investor Relations
404-321-2172
slennon@rpc.net